UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2025

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Spring Road, Suite 102 Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 4, 2025, after ALT5 Sigma Corporation (the “Company”) learned that a former consultant formed a competitive business, the Company commenced a lawsuit in the Chancery Court of the State of Delaware against Wellington Peel, LLC, Jean-Francois Amyot, Hugues Benoit and Prime Delta Corp. seeking a temporary restraining order and injunctive relief to restrain the former consultant, and affiliated entities and individuals, from using compromised Company information to aid that competitive business or for any other use or purpose.

On October 23, 2025, the Company discovered that the same former consultant that had formed a competing business accessed and transmitted certain Company emails and files to his affiliated entity from his Company email account without authorization. The Company promptly terminated the consultant’s access to all Company email and systems.

The Company promptly engaged forensic experts to assist with its investigation of the matter. Management, through its forensic experts and advisors, is currently reviewing the relevant files and data to determine the extent of Company and client confidential information compromised. Through this investigation, the Company learned on October 29, 2025, that the former consultant’s unauthorized access and downloading of Company files, emails and data was broader than previously understood and potentially may have a material adverse effect on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: November 5, 2025	By:	/s/ Tony Isaac
Tony Isaac
President